SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 18, 2006

HealthSouth Corporation (Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

1-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

One HealthSouth Parkway, Birmingham, Alabama 35243 (Address of Principal Executive Offices, Including Zip Code)

(205) 967-7116 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On October 18, 2006, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of HealthSouth Corporation (the "Company") approved the HealthSouth Corporation Transitional Severance Plan – Executive Employees (the "Executive Plan"), and the HealthSouth Corporation Transitional Severance Plan – Corporate Office Employees (the "Corporate Plan" and, together with the Executive Plan, the "Plans"), both of which are effective as of October 1, 2006. The Plans are intended to help retain and provide financial security to certain employees of the Company, including certain of the Company's executive officers, in light of the Company's recently announced decision to evaluate strategic alternatives with respect to the Surgery, Outpatient and Diagnostic Divisions of the Company (the "Divisions"). The Plans provide certain severance and other post-termination benefits to certain employees of the Company who are designated by the Committee to receive such benefits and who satisfy certain eligibility criteria set forth in the Plans (in the case of the Executive Plan, each an "Executive Participant" and, collectively, the "Executive Participants" and, in the case of the Corporate Plan, each a "Corporate Participant" and, collectively, the "Corporate Participants"). The Plans will terminate upon the disposition of the Divisions (the "Termination Date").

TRANSITIONAL SEVERANCE PLAN - EXECUTIVE EMPLOYEES

Under the Executive Plan, in the event that an Executive Participant's employment is terminated (i) by the Company other than for Cause, or (ii) by the Executive Participant for Good Reason (in each case, as defined in the Executive Plan) prior to the Termination Date, then the Executive Participant shall be entitled to receive the following:

•

A cash severance payment in an amount equal to (i) the product of (x) the Executive Participant’s monthly salary then in effect and (y) the number of months of severance applicable to such Executive Participant, plus (ii) any accrued but unused vacation and accrued but unpaid salary, which amount is to be paid in substantially equal installments in accordance with the Company’s normal payroll practices beginning within fifteen calendar days of the Executive Participant’s termination date, or, in the Company's discretion, in a lump sum. The number of months of severance to be received by the Executive Participant is based on such Executive Participant's severance classification, as determined by the Board, and whether the Executive Participant's termination date occurs prior to, or following, February 1, 2007;

•

Health insurance and other benefits on the same terms and conditions as other comparable employees for a period equal to the number of months of severance applicable to such Executive Participant, and the option to elect, to the extent eligible, to continue the Executive Participant's group health insurance benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") for any period thereafter until the expiration of the applicable COBRA period; and

•	Such other benefits as may be determined by the Executive Plan's administrator.

If prior to the Termination Date (i) the Executive Participant voluntarily resigns from the Company other than for Good Reason, (ii) the Company terminates the Executive Participant’s employment for Cause, (iii) the Executive Participant’s employment terminates by reason of his or her retirement, disability or death, or (iv) the Executive Participant is offered employment by any Division successor that the Committee, in its sole discretion, determines to be comparable to, or better than, the Executive Participant's employment with the Company, and such position is located not more than fifty miles from the Executive Participant's primary job location with the Company, then, in each case, the Executive Participant will not be entitled to receive any benefits under the Executive Plan.

Pursuant to the Executive Plan, certain Executive Participants designated by the Committee may also be eligible to receive a transaction closing retention bonus following the closing of the disposition of the Division for which such Executive Participant is employed. As determined by the Committee, the retention bonus to be received by each designated Executive Participant will consist of a fixed and discretionary portion equal to a percentage of the Executive Participant's annual base salary. For those eligible Executive Participants that are corporate employees of the Company, 80% of such Executive Participant's transaction closing retention bonus will be payable upon the closing of the disposition of the Company's Surgery Division and 20% of such bonus will be payable upon the closing of the disposition of the Company's Outpatient Division.

Benefits to be received under the Executive Plan will replace any severance or other post-termination benefits Participants would have been entitled to receive under any employment agreement between any such Executive Participant and the Company.

Of the Company's named executive officers, Jay Grinney, President and Chief Executive Officer and John L. Workman, Executive Vice President and Chief Financial Officer will not be participating in the Plans. Michael D. Snow, Executive Vice President and Chief Operating Officer, John Markus, Executive Vice President and Chief Compliance Officer and Joseph T. Clark, President – Surgery Centers Division, are Executive Participants in the Executive Plan. Pursuant to the Executive Plan, in the event that Messrs. Snow, Markus and Clark are eligible to receive severance payments under the Executive Plan, their payments will be equal to two times their annual base salary (which is currently $657,390, $399,978 and $338,000, respectively, for Messrs. Snow, Markus and Clark). In addition to the foregoing, pursuant to the Executive Plan, Messrs. Snow and Clark are each eligible to receive a transaction closing retention bonus based upon the consideration received by the Company in connection with the disposition of the Divisions, the amount of which will not be less than $323,695 and $169,000, respectively, for Messrs. Snow and Clark, provided the conditions for such payment in the Executive Plan are satisfied.

TRANSITIONAL SEVERANCE PLAN - CORPORATE OFFICE EMPLOYEES

Under the Corporate Plan, in the event that a Corporate Participant's employment is terminated by the Company other than for Cause (as defined in the Executive Plan) prior to the Termination Date, then the Corporate Participant shall be entitled to receive the following:

•

A cash severance payment in an amount equal to the product of the Corporate Participant’s weekly salary then in effect and the number of months of severance applicable to such Corporate Participant, which amount is to be paid in substantially equal installments in accordance with the Company’s normal payroll practices beginning within fifteen calendar days of the Corporate Participant’s termination date, or, at the Company's discretion, in a lump sum. The number of months of severance to be received by the Corporate Participant is based on such Corporate Participant's severance classification, as determined by the Board;

•	The option to elect, to the extent eligible, to continue the Corporate Participant's group health insurance benefits pursuant to COBRA; and

•	Such other benefits as may be determined by the Corporate Plan's administrator.

If prior to the Termination Date (i) the Corporate Participant voluntarily resigns from the Company, (ii) the Corporate Participant’s employment terminates by reason of his or her retirement, disability or death, or (iii) the Corporate Participant is offered employment by any Division successor that the Committee, in its sole discretion, determines to be comparable to, or better than, the Corporate Participant's employment with the Company, and such position is located not more than fifty miles from the Corporate Participant's primary job location with the Company, then, in each case, the Corporate Participant will not be entitled to receive any benefits under the Corporate Plan.

The foregoing descriptions of the Executive Plan and the Corporate Plan are not complete and are qualified in their entirety by reference to the text of the Executive Plan and the Corporate Plan, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

ITEM 8.01. Other Events.

On October 18, 2006, the Company issued a press release, a copy of which is attached hereto as Exhibit 99 and incorporated herein by reference, announcing that at a special meeting of stockholders of the Company held on October 18, 2006, stockholders approved a one-for-five reverse stock split, whereby every five shares of common stock of the Company issued and outstanding will become one share of Company common stock. The Company also announced that the reverse stock split will become effective on October 26, 2006, to coincide with the Company's relisting of its common stock on the New York Stock Exchange under the ticker symbol "HLS."

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By: /s/ John P. Whittington___________
Name: John P. Whittington
Title:	Executive Vice President, General Counsel
and Corporate Secretary

Dated: October 24, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.1	HealthSouth Corporation Transitional Severance Plan – Executive Employees
10.2	HealthSouth Corporation Transitional Severance Plan – Corporate Office Employees
99	Press Release of HealthSouth Corporation, dated October 18, 2006